Exhibit 99.1

Health Catalyst Reports Second Quarter 2019 Results

SALT LAKE CITY, UT, August 22, 2019 — Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the second quarter ended June 30, 2019.
"Our second quarter results showcase consistent performance across the business.  Strong organic revenue growth demonstrates the continued value our customers are realizing from our Solution," said Dan Burton, CEO of Health Catalyst. "Our recent IPO will provide us with growth capital to continue to execute on our mission to be the catalyst for massive, measurable, data-informed healthcare improvement."

Financial Highlights for the Three Months Ended June 30, 2019

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2019	2018
GAAP Financial Data:	(in thousands, except percentages)
Technology revenue(1)	$20,085	$10,725	87%
Professional services revenue(1)	$16,719	$12,265	36%
Total revenue(1)	$36,804	$22,990	60%
Loss from operations	$(9,363)	$(18,811)	(50)%
Net loss	$(10,694)	$(19,324)	(45)%
Other Non-GAAP Financial Data:(2)
Adjusted Technology Gross Profit	$13,072	$7,479	75%
Adjusted Technology Gross Margin	65%	70%
Adjusted Professional Services Gross Profit	$6,193	$3,427	81%
Adjusted Professional Services Gross Margin	37%	28%
Total Adjusted Gross Profit	$19,265	$10,906	77%
Total Adjusted Gross Margin	52%	47%
Adjusted EBITDA	$(5,749)	$(8,028)	28%
________________________

(1)
Organic technology revenue, professional services revenue, and total revenue, excluding Medicity revenue, increased by 33%, 32%, and 32%, respectively, for the three months ended June 30, 2019 compared to the three months ended June 30, 2018.

(2)
These measures are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). See the accompanying "Non-GAAP Financial Measures" section for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.

For the third-quarter of 2019, we expect:

•	Total revenue between $36.8 million and $38.8 million, and

•	Adjusted EBITDA between $(11.2) million and $(9.2) million

For the full-year of 2019, we expect:

•	Total revenue between $149.8 million and $151.8 million, and

•	Adjusted EBITDA between $(31.7) million and $(29.7) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call

The second quarter 2019 earnings conference call and webcast will be held Thursday, August 22, 2019 at 5:00 p.m. EDT. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 3184256. A live audio webcast will be available online at https://ir.healthcatalyst.com/news-and-events/news-releases. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst

Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations, committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform-powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data-informed.
Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q3 2019 and full year 2019. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; and (v) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Prospectus related to our initial public offering filed with the SEC on July 24, 2019 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 expected to be filed with the SEC on or about August 23, 2019.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents(1)	$20,819	$28,431
Short-term investments(1)	33,257	4,761
Accounts receivable, net	34,472	27,696
Deferred costs	845	649
Prepaid expenses and other assets	5,632	5,321
Total current assets	95,025	66,858
Property and equipment, net	4,180	4,676
Intangible assets, net	27,538	28,304
Operating lease right-of-use assets	5,198	6,344
Other assets	4,041	1,099
Goodwill	3,694	3,694
Total assets	$139,676	$110,975
Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$3,035	$1,812
Accrued liabilities	8,107	9,203
Acquisition-related consideration payable	2,200	2,172
Deferred revenue	34,405	24,755
Operating lease liabilities	2,761	2,577
Current portion of long-term debt	—	1,287
Total current liabilities	50,508	41,806
Long-term debt, net of current portion	47,635	18,814
Acquisition-related consideration payable, net of current portion	2,944	3,770
Deferred revenue, net of current portion	7,306	7,280
Operating lease liabilities, net of current portion	3,206	4,228
Other liabilities	652	—
Total liabilities	112,251	75,898
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; 23,151,481 and 22,713,694 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	584,574	409,845
Stockholders’ deficit:
Common stock, $0.001 par value; 5,002,426 and 4,779,356 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	5	5
Additional paid-in capital	—	—
Accumulated deficit	(557,163)	(374,772)
Accumulated other comprehensive income (loss)	9	(1)
Total stockholders’ deficit	(557,149)	(374,768)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$139,676	$110,975
_______________

(1)
Pro forma as adjusted cash, cash equivalents, and short-term investments totaled $248.7 million as of June 30, 2019, after a pro forma adjustment to include the receipt of net proceeds of $194.6 million after deducting total underwriting discounts and commissions of $14.7 million and before deducting estimated offering costs of $4.4 million, from our initial public offering that closed on July 29, 2019.

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Technology	$20,085	$10,725	$40,233	$20,176
Professional services	16,719	12,265	31,784	23,446
Total revenue	36,804	22,990	72,017	43,622
Cost of revenue, excluding depreciation and amortization:
Technology(1)	7,044	3,291	13,796	6,650
Professional services(1)	10,666	9,227	21,240	17,478
Total cost of revenue, excluding depreciation and amortization	17,710	12,518	35,036	24,128
Operating expenses:
Sales and marketing(1)	10,385	12,004	20,858	18,725
Research and development(1)	9,710	8,487	19,732	17,192
General and administrative(1)	6,146	7,241	12,320	11,143
Depreciation and amortization	2,216	1,551	4,528	3,101
Total operating expenses	28,457	29,283	57,438	50,161
Loss from operations	(9,363)	(18,811)	(20,457)	(30,667)
Loss on extinguishment of debt	—	—	(1,670)	—
Interest and other expense, net	(1,320)	(506)	(2,265)	(1,015)
Loss before income taxes	(10,683)	(19,317)	(24,392)	(31,682)
Income tax provision (benefit)	11	7	22	(149)
Net loss	$(10,694)	$(19,324)	$(24,414)	$(31,533)
Less: accretion (reversal of accretion) of redeemable convertible preferred stock	98,641	(2,078)	162,656	(12,559)
Net loss attributable to common stockholders	$(109,335)	$(17,246)	$(187,070)	$(18,974)
Net loss per share attributable to common stockholders, basic and diluted	$(21.98)	$(3.53)	$(38.29)	$(3.89)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	4,975	4,888	4,885	4,878

Pro forma adjusted net loss per share, basic and diluted(2)	$(0.21)		$(0.46)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(2)	36,176		35,997

_______________

(1)	Includes stock-based compensation expense and tender offer payments deemed compensation expense.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$31	$17	$64	$31
Professional services	140	105	288	205
Sales and marketing	497	295	1,280	725
Research and development	213	176	435	353
General and administrative	517	321	987	640
Total	$1,398	$914	$3,054	$1,954

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Tender Offer Payments Deemed Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$28	$—	$28
Professional services	—	284	—	284
Sales and marketing	—	3,967	—	3,967
Research and development	—	906	—	906
General and administrative	—	3,133	—	3,133
Total	$—	$8,318	$—	$8,318

(2)
Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(24,414)	$(31,533)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,528	3,101
Loss on extinguishment of debt	1,670	—
Amortization of debt discount and issuance costs	516	258
Investment discount and premium amortization	(274)	(74)
Change in fair value of warrant liability	—	(35)
Gain on sale of property and equipment	(34)	(15)
Stock-based compensation expense	3,054	1,954
Change in operating assets and liabilities:
Accounts receivable, net	(6,776)	(2,825)
Deferred costs	(196)	358
Prepaid expenses and other assets	(55)	(1,500)
Operating lease right-of-use assets	1,146	(1,239)
Accounts payable, accrued liabilities, and other liabilities	(1,644)	2,810
Deferred revenue	9,676	6,237
Operating lease liabilities	(838)	1,096
Net cash used in operating activities	(13,641)	(21,407)

Cash flows from investing activities
Purchases of property and equipment	(1,063)	(521)
Proceeds from the sale of property and equipment	38	15
Purchase of short-term investments	(40,509)	(2,679)
Proceeds from the sale and maturity of short-term investments	12,297	14,200
Purchase of intangible assets	(977)	(18)
Net cash (used in) provided by investing activities	(30,214)	10,997

Cash flows from financing activities
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	12,073	33,987
Proceeds from exercise of stock options	1,625	2,594
Repurchase of common stock	—	(8,712)
Payment of SVB line of credit and mezzanine loan	(21,821)	—
Proceeds from credit facilities, net of debt issuance costs	47,169	—
Payments of acquisition-related consideration	(773)	(11,136)
Payments of deferred offering costs	(2,030)	—
Net cash provided by financing activities	36,243	16,733
Net (decrease) increase in cash and cash equivalents	(7,612)	6,323

Cash and cash equivalents at beginning of period	28,431	22,978
Cash and cash equivalents at end of period	$20,819	$29,301

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding stock-based compensation, tender offer payments deemed compensation, and post-acquisition restructuring costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended June 30, 2019 and 2018:

	Three Months Ended June 30, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$20,085	$16,719	$36,804
Cost of revenue, excluding depreciation and amortization	(7,044)	(10,666)	(17,710)
Gross profit, excluding depreciation and amortization	13,041	6,053	19,094
Add:
Stock-based compensation	31	140	171
Adjusted Gross Profit	$13,072	$6,193	$19,265
Gross margin, excluding depreciation and amortization	65%	36%	52%
Adjusted Gross Margin	65%	37%	52%

	Three Months Ended June 30, 2018
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$10,725	$12,265	$22,990
Cost of revenue, excluding depreciation and amortization	(3,291)	(9,227)	(12,518)
Gross profit, excluding depreciation and amortization	7,434	3,038	10,472
Add:
Stock-based compensation	17	105	122
Tender offer payments deemed compensation	28	284	312
Adjusted Gross Profit	$7,479	$3,427	$10,906
Gross margin, excluding depreciation and amortization	69%	25%	46%
Adjusted Gross Margin	70%	28%	47%

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for interest and other expense, net, loss on debt extinguishment, income tax provision (benefit), depreciation and amortization, stock-based compensation, tender offer payments deemed compensation, and post-acquisition restructuring costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended June 30, 2019 and 2018:

	Three Months Ended June 30,
	2019	2018
	(in thousands)
Net loss	$(10,694)	$(19,324)
Add:
Interest and other expense, net	1,320	506
Loss on extinguishment of debt	—	—
Income tax provision (benefit)	11	7
Depreciation and amortization	2,216	1,551
Stock-based compensation	1,398	914
Tender offer payments deemed compensation	—	8,318
Post-acquisition restructuring costs	—	—
Adjusted EBITDA	$(5,749)	$(8,028)
Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for accretion of redeemable convertible preferred stock, stock-based compensation, amortization of acquired intangibles, loss on debt extinguishment, tender offer payments deemed compensation, and post-acquisition restructuring costs, as applicable. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares, which was exercised on July 25, 2019) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting estimated offering costs of $4.4 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. As a result of our IPO closing after June 30, 2019, we have prepared the below adjusted condensed consolidated statement of operations data in order to present pro forma adjusted net loss per share amounts that will be comparable to future periods. The following calculation gives effect to the following pro forma adjustments:

I.
The automatic conversion of all outstanding shares of our redeemable convertible preferred stock (using the if-converted method) into common stock as though the conversion had occurred as of the beginning of the period or the original date of issuance, if later.

II.	The issuance of 8,050,000 shares of common stock as part of the IPO, assuming the shares of common stock were issued and sold as of the beginning of each period.
The table below presents our calculation of pro forma adjusted net loss per share, basic and diluted, including a reconciliation of Adjusted Net Loss and the pro forma as adjusted weighted-average shares used in calculating pro forma adjusted net loss per share, basic and diluted, to the most directly comparable financial measures calculated in accordance with GAAP:

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(109,335)	$(187,070)
Add:
Accretion of redeemable convertible preferred stock	98,641	162,656
Stock-based compensation	1,398	3,054
Amortization of acquired intangibles	1,547	3,047
Loss on extinguishment of debt	—	1,670
Adjusted Net Loss	$(7,749)	$(16,643)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	4,974,515	4,885,350
Pro forma adjustments:
Pro forma weighted-average adjustment to reflect assumed conversion of redeemable convertible preferred stock to common stock	23,151,481	23,061,989
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place at the beginning of each period	8,050,000	8,050,000
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	36,175,996	35,997,339
Pro forma adjusted net loss per share, basic and diluted	$(0.21)	$(0.46)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
+1 (774) 573-0455 (m)
kberry@we-worldwide.com